Exhibit (i)(1)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in the Registration Statement on Form N-1A/A of Gabelli ETFs Trust as filed with the Securities and Exchange Commission on or about December 28, 2020.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York

December 28, 2020